Exhibit 23.1

[LETTERHEAD]

The Board of Managers

Great Lakes Capital Acceptance, LLC

Chicago, Illinois

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 2 to the Registration Statement of our report dated July 28, 2003, relating to the financial statements of Great Lakes Capital Acceptance, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Chicago, Illinois

December 5, 2003